Exhibit 10.1

At-Will Employment Agreement

This At-Will Employment Agreement (hereinafter, “Agreement”) is made and entered into on February 20, 2015 between Zero Gravity Solutions Inc., whose principal place of business is located at 190 NW Spanish River Blvd Ste. 101, Boca Raton FL 33431 (hereinafter referred to as, “Employer”) and TIMOTHY A. PEACH whose present address is located at 2251 W. Dry Creek Road, Littleton, CO 80120 (hereinafter referred to as, “Employee”).

In consideration of the mutual covenants set forth below, Employer agrees to hire Employee and Employee agrees to work for Employer as set forth in this Agreement.

1. DEFINITIONS:

2. JOB DESCRIPTION (duties): Perform the functions of a Corporate Chief Financial Officer for the Corporation and its subsidiaries.

A.	TITLE to position

 The Employee shall be employed in the capacity of: Chief Financial Officer.

B.	Primary Position Functions and Duties

The primary position functions or duties of this position are as follows: See #2 above.

Employee agrees to and shall also perform any other duties as are customarily performed by other individuals in similar such positions, as well as such other duties as may be assigned, from time to time, by the Employer.

C. Duty of Loyalty and Best Efforts

Employee agrees to and shall devote all of their working time, attention, knowledge, and skills to Employer's business interests, and with best efforts shall do so in good faith, and to the reasonable satisfaction of the Employer. Employee understands that they shall only be entitled to the compensation, benefits, and profits as set forth in this Agreement. Employee agrees to refrain from any interest, of any kind whatsoever, in any business competitive to Employer’s business. The Employee further acknowledges they will not engage in any form of activity that produces a “conflict of interest” with those of the Employer, unless previously agreed to and in writing.

D. Place and Hours of Employment

Employee agrees that, their duties shall be primarily rendered at Employer’s business premises or at such other places as the Employer shall in good faith require. Full time service for the Employee for this salaried position, is demanded and requires a minimum of 40 respectively, hours per week, exclusive of vacation, or any other form of leave as described within this Agreement.

3. PERFORMANCE TERMS

Based upon representations made by the Employee, as well as expectations of the Employer, the following performance terms are entered into:

Employee understands that failure to reach said benchmarks or performance terms may result in reassignment, demotion or termination. Employee further understands that reaching these benchmarks or performance terms constitutes a reasonable and substantial condition of employment but does not in any way guarantee or promise continued employment.

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Exhibit 10.1

4.	COMPENSATION TERMS

A. Base Compensation

Employee shall receive a salary of $96,000.00 per annum, payable at $4,000.00 twice monthly, payable in equal installments on the 15th and last day of each month, pending adequate funding, to the Employer, of “operating” and “running” expenses, making any and all salaries subject to accrual for payment at a later date; Employee acknowledges and agrees that their salary may accrue, on a monthly basis, pending said “funding”. This applies to salaries and/or any applicable commissions. Employer shall deduct or withhold from compensation any and all sums required for federal income and social security taxes, as well as all state or local taxes now applicable or that may become applicable to Employee or Employer in the future.

B. Commissions (if eligible)

Any additional compensation for services to be rendered under this Agreement, to which the Employee may be entitled (Commission), if eligible, and following guideline for “accruals” in A, above, would be on the following basis:

N/A

In the event that Employee is due any accrued salary and/or commissions, from Employer, any accrued amount shall be considered a “draw” and shall be deducted from any commissions earned in the future. Furthermore, if/when any commission that is/was “earned” is yet unpaid, and the Employee is terminated, the following is procedure for any pending deals:

N/A

C. Exempt Status

Employee understands that at all times they are employed as a salaried/exempt employee and, therefore, not entitled to overtime wages. Employee shall not receive overtime compensation for the services performed under this Agreement, unless specifically agreed to in writing.

D. Incentive Programs

Upon the completion of six (6) months’ employment and a satisfactory review as determined by the Board of Directors for Zero Gravity Solutions, Inc., you will be awarded an additional Three Hundred Thousand (300,000) Five Year, ZGSI Cashless Warrants at $0.50.

E. Expense Reimbursement

Employee shall be entitled to reimbursement of any or all expenses authorized and reasonably incurred expenses incurred in the performance of the functions and duties under this Agreement. In order to receive reimbursement, Employee must timely provide Employer with completed “expense report”, with itemized account of all expenditures, along with original receipts for each expense. Expenses will NOT be paid without completed expense report and original receipts.

F. Stock Options, Bonuses, Profit Sharing, and Retirement

Upon the execution of this At-Will Agreement, you will be issued One Hundred Thousand (100,000) Shares of Zero Gravity Solutions, Inc’s Common Stock together with Two Hundred Thousand (200,000) Five-Year, ZGSI Cashless Warrants @ $0.50.

G. Salary Adjustments

Any [Salary] adjustments are and will be based upon the value contributed by Employee to Employer. While salary adjustments are primarily based on merit, Employer may at times adjust salaries depending on overall company performance, and/or the cost of living changes to salaries of similarly started employees in the company or same industry. Your salary will be reviewed after six (6) consecutive months of employment.

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Exhibit 10.1

5. BENEFITS

A. Insurance

Employer will supply [health, dental, vision, disability, life, other] insurance benefits after [90] days of employment to full time, salaried employees in accordance with summary plan descriptions upon Employer’s commencement of the plan[s].

B. Professional Licenses and Memberships

Employee is obligated to maintain any of those professional licenses necessary for the carrying out the functions and duties set forth in this Agreement. Said licenses include, but are not limited to, the following: CPA Licensure Renewals. Employer also encourages Employee to gain membership in associations related to our industry or that of our clientele. Employer may, at its discretion, assist with payment for those licenses or memberships which both parties consider to be essential to performance of the job.

C. Vacation

Employee is entitled to four weeks of vacation per year. Unused vacation will carry over to succeeding years for a period of up to two years. After six months of employment, employee will be entitled to take the first week of vacation.

D. Education Reimbursement

N/A.

E. Additional Benefits

If deemed necessary by Harvey Kaye or Glenn Stinebaugh, employee in order to perform his job duties may be required to work from corporate headquarters in Boca Raton, Florida for an extended period of time. In that event, employee will be provided with appropriate housing at the expense of the Company not to exceed One Thousand Five Hundred ($1,500.00) Dollars per month. Employee will also be entitled to a number of annual holidays in accordance with the Employer’s holiday policy.

6. TERMINATION

A. “At Will” Employment

Employee’s employment with Employer is “at will.” “At will” is defined as allowing either Employee or Employer to terminate the Agreement at any time, for any reason permitted by law, with or without cause and with or without notice.

7. COVENANTS

A. Non-Disclosure of Trade Secrets, Customer Lists and Other Proprietary Information

Employee agrees not to use, disclose or communicate, in any manner, proprietary information about Employer, its operations, clientele, or any other proprietary information, that relate to the business of Employer. This includes, but is not limited to, the names of Employer’s customers, its marketing strategies, operations, or any other information of any kind which would be deemed confidential or proprietary information of Employer including but not limited to:

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Exhibit 10.1

Non-Disclosure Agreement executed by Timothy A. Peach on February 6, 2015.

Employee acknowledges that the above information is material and confidential and that it affects the profitability of Employer. Employee understands and that any breach of this provision, or of any other Confidentiality and Non-Disclosure Agreement, is a material breach of this Agreement. To the extent Employee feels that they need to disclose confidential information, they may do so only after being authorized to so do, in writing, by Employer.

B. Non-Solicitation Covenant

Employee agrees that for a period of 2 years following termination of employment, for any reason whatsoever, Employee will not solicit customers or clients of Employer. By agreeing to this covenant, Employee acknowledges that their contributions to Employer are unique to Employer’s success and that they have significant access to Employer’s trade secrets and other confidential or proprietary information regarding Employer’s customers or clients.

C. Non-Recruit Covenant

Employee agrees not to recruit any of Employer’s employees for the purpose of any outside business either during or for a period of 2 years after Employee’s tenure of employment with Employer. Employee agrees that such effort at recruitment also constitutes a violation of the non-solicitation covenant set forth above.

D. Non-Compete Covenant

[Since this provision is unenforceable in many states, none is provided herein.]

E. Adherence to Employer's Policies, Procedures, Rules and Regulations

Employee agrees to adhere to all policies, procedures, rules and regulations set forth by the Employer. These policies, procedures, rules and regulations include, but are not limited to, those set forth within the Employee Handbook, any summary benefit plan descriptions, or any other personnel practices or policies or Employer. To the extent that Employer’s policies, procedures, rules and regulations conflict with the terms of this Agreement, the specific terms of this Agreement will prevail.

F. Covenant to Notify Management of Unlawful Acts or Practices

Employee agrees to abide by the legal and ethics policies of Employer as well as Employer’s other rules, regulations, policies and procedures. Employer intends to comply in full with all governmental laws and regulations as well as any ethics code applicable to their profession. In the event that Employee is aware of Employer, or any of its officers, agents or employees, violating any such laws ethics codes, rules, regulations, policies or procedures, Employee agrees to bring forth all such actual and suspected violations to the attention of Employer immediately so that the matter may be properly investigated and appropriate action taken.

8. PROPERTY RIGHTS

A. Existing Customers or Clientele of Employee

Employee agrees that existing customers and/or clients of Employee will, upon employment, become the property of Employer as a part of condition of employment.

B. New Customers or Clientele Generated While at Work

Employee agrees that any customers and/or clients generated by Employee pursuant to employment with Employer become customers and clients of the Employer and subject to the non-disclosure and non-solicitation covenants set forth above.

C. Records and Accounts

Employee agrees that all records and accounts maintained during the course of employment are the property of Employer, shall remain current and be maintained at Employer’s place of business.

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Exhibit 10.1

D. Return upon Termination

Employee agrees that upon termination Employee will return to Employer all of Employer’s property, including, but not limited to, intellectual property, trade secret information, customer lists, operation manuals, employee handbook, records and accounts, materials subject to copyright, trademark, or patent protection, customer and Employer information, credit cards, business documents, reports, automobiles, keys, passes, and security devices.

E. Copyrights, Inventions and Patents

Employee understands that any copyrights, inventions or patents created or obtained, in part or whole, by Employee during the course of this Agreement are to be considered “works for hire” and the property of Employer. Employee assigns to Employer all rights and interest in any copyright, invention, patents or other property related to the business of the Employer. If Employee is working on any patentable material a separate patent assignment agreement, in writing, must be executed between the parties hereto.

9. INDEMNIFICATION FOR THIRD PARTY CLAIMS

Employee hereby agrees to indemnify, defend, save, and hold harmless Employer, its shareholders, officers, directions, and other agents (other than Employee) from and against all claims, liabilities, causes of action, damages, judgments, attorneys’ fees, court costs, and expenses which arise out of or are related to the Employee’s performance of this Agreement, failure to perform job functions or duties as required, or result from conduct while engaging in any activity outside the scope of this Agreement, before, during or after the termination of this Agreement. Employee understands that this obligation of indemnification survives the expiration or termination of this Agreement.

10. MEDIATION AND BINDING ARBITRATION

Employer and Employee agree to first mediate and may then submit to binding arbitration any claims that they may have against each other, of any nature whatsoever, other than those prohibited by law or for workers compensation, unemployment or disability benefits, pursuit to the rules of the American Arbitration Association. Employee agrees to sign the attached Agreement to Mediate/Arbitrate claims as a condition of employment.

11. LIMITATION OF DAMAGES

Employee agrees and stipulates that any remedies they may have for the breach of any employment related obligation, whether under law or by way of contract, shall be limited to the equivalent of six (6) months’ salary of Employee where allowed by law. This limitation is inclusive of any claims for special damages, general damage, compensatory damage, loss of income, emotional damage, or punitive damages.

12. ATTORNEYS’ FEES AND COSTS

Employee and Employer agree that should any action be instituted by either party against the other regarding the enforcement of the terms of this agreement, the prevailing party will be entitled to all of its expenses related to such litigation including, but not limited to, reasonable attorneys' fees and costs, both before and after judgment.

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Exhibit 10.1

13. MISCELLANEOUS PROVISIONS

A. Accuracy of Representations

Employee understands that any projections regarding the financial status or potential for growth of this Employer are matters of opinion only and do not constitute a legally binding representation. Employee agrees that they have had the opportunity to conduct due diligence of Employer and are satisfied with the representations that have been made.

B. Notices

Employee agrees that any notices that are required to be given under this Agreement shall be given in writing, sent by certified mail, return receipt requested, to the principal place of business of the Employer or residence of the Employee as set forth herein.

C. Entire Agreement

This Agreement represents the complete and exclusive statement of the employment agreement between the Employer and Employee. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by the parties concerning their employment agreement.

D. The Effect of Prior Agreements or Understandings

This Agreement supersedes any and all prior Agreements or understandings between the parties, including letters of intent or understanding, except for those documents specifically referred to within this Agreement.

E. Modifications

Employee and Employer agree that this writing, along with those Agreements referred to within it, including, but not limited to, the Employee Handbook and [Non-Disclosure Agreement], constitutes the entirety of the Employment Agreement between the parties. Any modifications to this Agreement may only be done in writing and must be signed by [an officer] of Employer.

F. Severability of Agreement

To the extent that any provision hereof is deemed unenforceable, all remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

G. Waiver of Breach

The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless placed in writing and signed by [an officer] of Employer.

H. Ambiguities Related to Drafting

Employer and Employee agree that any ambiguity created by this document will not be construed against the drafter of same.

I. Choice of Law, Jurisdiction and Venue

Employee agrees that this Agreement shall be interpreted and construed in accordance with the laws of the State of Florida and that should any claims be brought against Employer related to terms or conditions of employment it shall be brought within a court of competent jurisdiction within the County of Palm Beach. Employee also consents to jurisdiction of any claims by Employer related to the terms or conditions of employment by a court of competent jurisdiction within the County of Palm Beach.

J. Submission to Drug Testing

Employee agrees and understands that it is the policy of Employer to maintain a drug-free work place. Employee consents to a pre-hire drug test. Employee understands that Employer has the right, upon reasonable suspicion, to demand that Employee immediately undergo testing for the presence of illegal or inappropriate drug usage.

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Exhibit 10.1

K. Statute of Limitations

Employee has a one year statute of limitation for the filing of any requests for mediation, or arbitration, or for any lawsuit related to this Agreement or the terms and conditions of their employment. If said claim is filed more than one year subsequent to Employee’s last day of employment it is precluded by this provision, regardless of whether the claim had accrued at that time or not.

L. Attorney Review

Employee warrants and represents that Employee in executing his Agreement has had the opportunity to rely on legal advice from an attorney of Employee’s choice, so that the terms of this Agreement and their consequences could have been fully read and explained to Employee by an attorney and that Employee fully understands the terms of this Agreement.

Timothy A. Peach		/s/ Tim Peach
Employee’s Name (Printed)		Employee’s Signature Date

ZERO GRAVITY SOLUTIONS, INC.

By:	/s/ Harvey Kaye
Harvey Kaye, Its Chairman

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